Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Bank Mutual Corporation 401(k) Plan of Bank Mutual Corporation (the “Company”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael T. Crowley, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. as adopted pursuant to of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ MICHAEL T. CROWLEY, JR.
Michael T. Crowley, Jr.
Chairman and Chief Executive Officer
June 26, 2003

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to Form 11-K. A signed original of this statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Bank Mutual Corporation and will be retained by Bank Mutual Corporation and furnished to the Securities and Exchange Commission or its staff upon request.